Exhibit 99.1

AMENDMENT AGREEMENT

This Amendment Agreement (this “Agreement”) is made and entered into as of December 27, 2004 by and between LKQ Corporation (the “Company”) and Donald F. Flynn (the “Optionee”).

Recitals

The Company and the Optionee are parties to an Award Agreement dated January 29, 2004, a copy of which is attached hereto as Exhibit A (the “Award Agreement”).

The Company and the Optionee desire to amend the Award Agreement on the terms set forth herein.

Covenants

1.                                       Section 2 of the Award Agreement is hereby amended to add the following as the last sentence of Section 2:  Notwithstanding any provision to the contrary set forth elsewhere herein, the Option shall become exercisable with respect to all of the shares subject to the option on December 27, 2004.

2.                                       All other terms and conditions of the Award Agreement shall remain unchanged and in full force and effect.

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have duly executed and delivered this Agreement on the day and year first written above.

OPTIONEE	LKQ CORPORATION

/s/ Donald F. Flynn	By:	/s/ Mark T. Spears
Donald F. Flynn		Mark T. Spears, Senior V. P. and Chief Financial Officer

Exhibit A

AWARD AGREEMENT

This Award Agreement (this “Agreement”) is made and entered into as of January 29, 2004 by and between LKQ Corporation (the “Company”) and Donald F. Flynn (the “Optionee”).

Recitals

The Board of Directors of the Company is of the opinion that the interests of the Company will be advanced by encouraging certain persons affiliated with the Company, upon whose judgment, initiative and efforts the Company is largely dependent for the successful conduct of the Company’s business, to acquire or increase their proprietary interest in the Company, thus providing them with a more direct stake in its welfare and assuring a closer identification of their interests with those of the Company.

The Board of Directors of the Company is of the opinion that the Optionee is such a person.

The Company desires to grant a stock option to the Optionee, and the Optionee desires to accept such grant, all on the terms and subject to the conditions set forth in this Agreement and set forth in the Company’s 1998 Equity Incentive Plan, a copy of which is attached hereto as Exhibit A (the “Plan”).

Covenants

1.                                       Option Grant.  As of the date of this Agreement, the Company hereby grants to the Optionee an option (the “Option”) to purchase a total of 200,000 shares (the “Shares”) of common stock of the Company at an exercise price of $18.87 per Share.  The Option is not intended to qualify as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986.

2.                                       Time of Exercise.  The Option shall become exercisable with respect to ten percent of the total number of shares subject to the Option (rounded to the nearest whole share) six months after the date of this Agreement and with respect to an additional ten percent at the end of each six month period thereafter during the succeeding four and one-half years.

3.                                       Term of Option.  The term of the Option shall be ten years, subject to earlier termination as provided in the Plan.

4.                                       Cancellation and Recission.  (a) The Company shall have the right to cancel the Option or rescind any exercise of the Option if the Optionee is not in compliance, during the period commencing on the date of this Agreement and ending on the earlier of the termination of the Option or one year after the date on which the Option has been exercised with respect to all of the Shares, with all applicable provisions of the Plan and with the following conditions:

(i)                                     the Optionee shall not directly or indirectly (1) be employed by, engage or have any interest in any business which is or becomes competitive with the Company or is or becomes otherwise prejudicial to or in conflict with the interests of the Company or its subsidiaries, (2) induce any customer of the Company or its subsidiaries to patronize such competitive business or otherwise request or advise any such customer to withdraw, curtail or cancel any of its business with the Company or its subsidiaries, or (3) solicit for employment any person employed by the Company or its subsidiaries; provided, however, that this restriction shall not prevent the Optionee from acquiring and holding up to two percent of the outstanding shares of capital stock of any corporation which is or becomes competitive with the Company or is or becomes otherwise prejudicial to or in conflict with the interests of the Company if such shares are available to the general public on a national securities exchange or in the over-the-counter market; and

(ii)                                  the Optionee shall not use or disclose, except for the sole benefit of or with the written consent of the Company, any confidential information relating to the business, processes or products of the Company.

(b)                                 The Company shall notify in writing the Optionee of any violation by the Optionee of this Section 4.  In the case of the cancellation of the Option, the cancellation shall be effective as of the date of the occurrence of any of the activities set forth in (a) above and all rights to purchase Shares pursuant thereto shall terminate immediately.  In the case of the recission of the Option, the Optionee shall within ten days after receiving such notice, return to the Company the number of Shares received upon exercise of the Option or, if such Shares have been sold, pay to the Company the amount of any gain realized upon the sale of the Shares received upon exercise of the Option.  The Optionee hereby consents to a deduction from any amounts owed by the Company to the Optionee from time to time (including amounts owed as wages or other compensation, fringe benefits or vacation pay) to the extent of the amounts owed by the Optionee to the Company under this Section 4.  Whether or not the Company elects to make any set-off in whole or in part, the Optionee agrees to timely pay any amounts due under this Section 4.

5.                                       Short Positions.  The Optionee agrees that, at any time the Optionee holds the Option, the Optionee shall not (i) directly or indirectly sell any equity security of the Company if the Optionee does not own the security sold, or if owning the security, does not deliver it against such sale within 20 days thereafter; or (ii) establish a derivative security position with respect to any equity security of the Company that increases in value as the value of the underlying equity decreases (including but not limited to a long put option and a short call option position) with securities underlying the position exceeding the underlying securities otherwise owned by the Optionee.  In the event the Optionee violates this provision, the Company shall have the right to cancel the Option.

6.                                       Compliance with Laws.  At the time of the exercise of the Option, the Company may, if it shall determine it necessary or desirable for any reason, require the Optionee (or the Optionee’s heirs, legatees or legal representative, as the case may be) as a condition upon the exercise thereof, to deliver to the Company a written representation of present intention to purchase the shares for investment and not for distribution.  If at any time the Company determines, in its discretion, that the listing, registration or qualification of the Shares subject to the Option upon any securities exchange or under any state, federal or foreign law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issue or purchase of the Shares, the Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

7.                                       Plan Governs.  This Option is subject to all of the terms and conditions set forth in the Plan.  In the event of any inconsistency between the provisions of this Agreement and the Plan, the provisions of the Plan (including without limitation those relating to the powers of the administrator of the Plan) shall govern.

8.                                       Miscellaneous.  The Optionee shall not have any of the rights or privileges of a stockholder of the Company with respect to the Shares unless and until such Shares shall have been issued to the Optionee in accordance with this Agreement.  The Committee (as defined in the Plan) shall have the authority to make reasonable constructions of the provisions of this Agreement, to correct any defect, supply any omission or reconcile any inconsistency herein, and to prescribe reasonable rules and regulations relating to the administration of the Option.

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have duly executed and delivered this Agreement on the day and year first written above.

OPTIONEE	LKQ CORPORATION

/s/ Donald F. Flynn	By:	/s/ Mark T. Spears
Donald F. Flynn		Mark T. Spears, Senior V. P. and Chief Financial Officer